Exhibit 10.1.10

MODIFICATION OF AGREEMENT
(FIFTH MODIFICATION)

WHEREAS, OxySure Systems, Inc. (“OxySure”) and Julian T. Ross (“Ross”) (OxySure and Ross jointly, the “Parties”) entered into that certain Employment Agreement (“Agreement”) dated January 15, 2009, as amended, for the second time on June 23, 2009, and as further amended for the third time on January 15, 2010; and as further amended for the fourth time on February 3, 2012;

WHEREAS, The Parties have agreed that it is in their best interests to modify the terms of the Agreement.

NOW, WHEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

Section 3 – “TERM” of the as amended Agreement shall be modified, and shall read as follows:

The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on the Effective Date and end on the Two Thousand One Hundred Sixtieth (2,160th) day thereafter, unless sooner terminated as hereinafter provided.

All other provisions of the Agreement shall remain unchanged.

Agreed to and accepted:

By:	/s/ Don Reed	By:	/s/ Vicki Jones
	Mr. Don Reed, Director		Ms. Vicki Jones, Director
For:	OxySure Systems, Inc.	For:	OxySure Systems, Inc.

Date:		Date:

By:	/s/ Jeremy M. Jones	By:	/s/ Julian T. Ross
	Mr. Jeremy M. Jones, Director		Mr. Julian T. Ross, Director
For:	OxySure Systems, Inc.	For:	OxySure Systems, Inc.

Date:		Date: